EXHIBIT 21.1

LIST OF REGISTRANT’S SUBSIDIARIES

Percentage Owned by NVIDIA Corporation	Country of Organization
NVIDIA International Holdings, Inc.	United States
100%

NVIDIA Development, Inc.	Canada
100%

NVIDIA US Holding Company	United States
100%

NVIDIA International, Inc.	Cayman Islands
100%

NVIDIA US Investment Company	United States
100%

NVIDIA Singapore Pte Ltd	Singapore
100%

NVIDIA Pty Limited	Australia
100%

NVIDIA Ltd.	United Kingdom
100%

NVIDIA GmbH	Germany
100%

NVIDIA Hong Kong Holdings Limited	Hong Kong
100%

NVIDIA Hong Kong Limited	Hong Kong
100%

NVIDIA KK	Japan
100%

NVIDIA Graphics Holding Company	Mauritius
100%

NVIDIA Semiconductor Holding Company	Mauritius
100%

NVIDIA Graphics Private Limited	India
100%

LIST OF REGISTRANT’S SUBSIDIARIES
(CONTINUED)

Percentage Owned by NVIDIA Corporation	Country of Organization
NVIDIA Semiconductor Shanghai Co. Ltd.	China
100%

Blue Ash Holdings Limited	Cayman Islands
100%

NVIDIA BVI Holdings Limited	British Virgin Islands
100%

NVIDIA Semiconductor Shenzhen Holding Company	Mauritius
100%

NVIDIA Semiconductor Shenzhen Co., Ltd.	China
100%

NVIDIA Hong Kong Development Limited	Hong Kong
100%